Exhibit 2.1

EXECUTION VERSION

CONTRIBUTION AND BUSINESS COMBINATION AGREEMENT

dated

November 20, 2023

by and between

Genesis Growth Tech Acquisition Corp.

and

Genesis Growth Tech LLC

i

Table of Contents continued

ii

CONTRIBUTION AND BUSINESS COMBINATION AGREEMENT

CONTRIBUTION AND BUSINESS COMBINATION AGREEMENT, dated as of November 20, 2023 (this “Agreement”), by and between Genesis Growth Tech Acquisition Corp., a Cayman Islands exempted company (“SPAC”), and Genesis Growth Tech LLC, a Cayman Islands limited liability company (“Sponsor”).

W I T N E S S E T H

A. SPAC is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities.

B. Sponsor is the sponsor of SPAC.

C. Sponsor has entered into that certain Patent Purchase Agreement, effective as of September 21, 2023 (as amended by the First Amendment to Patent Sale Agreement dated November 14, 2023 and as it may be further amended from time to time, the “Patent Purchase Agreement”), with MindMaze Group SA, a Swiss corporation (“MindMaze”), pursuant to which Sponsor acquired from MindMaze the MindMaze IP (as defined below), including a portfolio of patents, for a purchase price of $21 Million (the “MindMaze IP Purchase Price”) on the terms and subject to the conditions set forth in the Patent Purchase Agreement.

D. Pursuant to the Patent Purchase Agreement, the MindMaze IP Purchase Price was not payable at the closing under the Patent Purchase Agreement, but is due and payable by Sponsor to MindMaze on or prior to May 31, 2024.

E. Pursuant to the Patent Purchase Agreement, Sponsor has granted MindMaze a license back of the MindMaze IP for use in the healthcare field on the terms and subject to the conditions set forth in the Patent Purchase Agreement.

F. The Patent Purchase Agreement contains a revenue sharing agreement pursuant to which Sponsor has agreed to share revenues from the MindMaze IP with MindMaze on the terms and subject to the conditions set forth in the Patent Purchase Agreement.

G. Sponsor desires to contribute to SPAC, all of Sponsor’s right, title, and interest in and to the MindMaze IP, in exchange for $1,000 (the “Exchange Consideration”) and the assumption by SPAC of Sponsor’s obligations under the Patent Purchase Agreement, including the obligation to pay to MindMaze the MindMaze IP Purchase Price on or prior to May 31, 2024 and the obligation to share certain revenues with MindMaze, upon the terms and conditions hereinafter set forth.

H. SPAC desires to accept such contribution, to pay the Exchange Consideration to Sponsor and to assume Sponsor’s obligations under the Patent Purchase Agreement, including the obligation to pay to MindMaze the MindMaze IP Purchase Price on or prior to May 31, 2024 and the obligation to share certain revenues with MindMaze, upon the terms and conditions hereinafter set forth.

In consideration of the mutual covenants and promises set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

Article I
DEFINITIONS

1.1 Definitions.

“AAA” has the meaning set forth in Section 11.17.

“Action” means any legal action, litigation, suit, claim, hearing, proceeding or investigation, including any audit, claim or assessment for taxes or otherwise, by or before any Authority.

“Additional Agreement” means the Warrant Exchange Agreement, the Patent Purchase Agreement, the MindMaze IP Payment Extension, the Consent to Assignment, the Assignment Documents, the Assumption Agreement and each other agreement, document, instrument and/or certificate contemplated by this Agreement to be executed in connection with the transactions contemplated hereby.

“Additional SPAC SEC Documents” means all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed or furnished by SPAC with the SEC under the Exchange Act or the Securities Act, together with any amendments, restatements or supplements thereto, subsequent to the date of this Agreement.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with such Person.

“Agreement” has the meaning set forth in the preamble.

“Alternative Proposal” has the meaning set forth in Section 6.2(b).

“Alternative Transaction” has the meaning set forth in Section 6.2(a).

“Antitrust Laws” means any applicable Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade, including the HSR Act.

“Assumed Liabilities” has the meaning set forth in Section 2.2.

“Assignment Documents” has the meaning set forth in Section 9.2(g).

“Assumption Agreement” has the meaning set forth in Section 9.3(e).

“Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority exercising executive, legislative, judicial, regulatory or administrative functions (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Books and Records” means all books and records, ledgers, employee records, customer lists, files, correspondence, and other records of every kind (whether written, electronic, or otherwise embodied) owned or controlled by a Person in which a Person’s assets, its business or its transactions are otherwise reflected, other than stock books and minute books.

“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York are authorized to close for business, excluding as a result of “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any Authority so long as the electronic funds transfer systems, including for wire transfers, of commercially banking institutions in New York, New York are generally open for use by customers on such day.

“Cayman Companies Act” means the Companies Act (Revised) of the Cayman Islands.

“Cayman Registrar” means the Registrar of Companies in the Cayman Islands.

“Closing” has the meaning set forth in Section 3.1.

“Closing Date” has the meaning set forth in Section 3.1.

“Code” means the Internal Revenue Code of 1986, as amended.

“Contracts” means all contracts, agreements, leases (including equipment leases, car leases and capital leases), licenses, Permits, commitments, client contracts, statements of work (SOWs), sales and purchase orders and similar instruments, oral or written, to which Sponsor is a party or by which any of its properties or assets is bound.

“Contributed Assets” has the meaning set forth in Section 2.1.

“Contribution” means the contribution of the MindMaze IP by Sponsor to SPAC on the terms and subject to the conditions set forth in this Agreement.

“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled”, “Controlling” and “under common Control with” have correlative meanings.

“Dispute” has the meaning set forth in Section 11.17.

“Domain Names” has the meaning set forth in the definition of “Intellectual Property.”

“Enforceability Exceptions” has the meaning set forth in Section 4.2.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Consideration” has the meaning set forth in the recitals.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any rules or regulations promulgated thereunder.

“Intellectual Property” means all of the worldwide intellectual property rights and proprietary rights associated with any of the following, whether registered, unregistered or registrable, to the extent recognized in a particular jurisdiction: discoveries, inventions, ideas, technology, know-how, trade secrets, and Software, in each case whether or not patentable or copyrightable (including proprietary or confidential information, systems, methods, processes, procedures, practices, algorithms, formulae, techniques, knowledge, results, protocols, models, designs, drawings, specifications, materials, technical data or information, and other information related to the development, marketing, pricing, distribution, cost, sales and manufacturing) (collectively, “Trade Secrets”); trade names, trademarks, service marks, trade dress, product configurations, other indications of origin, registrations thereof or applications for registration therefor, together with the goodwill associated with the foregoing (collectively, “Trademarks”); patents, patent applications, utility models, industrial designs, supplementary protection certificates, and certificates of inventions, including all re-issues, continuations, divisionals, continuations-in-part, re-examinations, renewals, counterparts, extensions, and validations thereof (collectively, “Patents”); works of authorship, copyrights, copyrightable materials, copyright registrations and applications for copyright registration; domain names and URLs (collectively, “Domain Names”), social media accounts, and other intellectual property, and all embodiments and fixations thereof and related documentation and registrations and all additions, improvements and accessions thereto.

“Interim Period” has the meaning set forth in Section 6.1(a).

“IPO” means the initial public offering of SPAC pursuant to a prospectus dated December 8, 2021.

“Knowledge of Sponsor” or “Sponsor’s Knowledge” means the actual knowledge after reasonable inquiry of Eyal Perez, including in the case of Section 4.9, after reasonable inquiry with MindMaze.

“Law” means any domestic or foreign, federal, state, municipality or local law, statute, ordinance, code, rule, or regulation.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, claim, security interest or encumbrance of any kind in respect of such property or asset, and any conditional sale or voting agreement or proxy, including any agreement to give any of the foregoing.

“Material Contracts” has the meaning set forth in Section 4.7(a).

“MindMaze” has the meaning set forth in the recitals.

“MindMaze IP” means the (i) Assigned Patent Rights, including for the avoidance of doubt the Additional Rights, as such terms are defined in the Patent Purchase Agreement, and (ii) all other intellectual property rights acquired by Sponsor under the Patent Purchase Agreement.

“MindMaze IP Payment Extension” has the meaning set forth in Section 9.2(e).

“MindMaze IP Purchase Price” has the meaning set forth in the recitals.

“Offer Documents” has the meaning set forth in Section 6.5(a).

“Order” means any decree, order, judgment, writ, award, injunction, stipulation, determination, award, rule or consent of or by an Authority.

“Outside Closing Date” has the meaning set forth in Section 10.1(a).

“Patent Purchase Agreement” has the meaning set forth in the recitals.

“Patents” has the meaning set forth in the definition of “Intellectual Property.”

“Permit” means each license, franchise, permit, order, approval, consent or other similar authorization required to be obtained and maintained by Sponsor under applicable Laws affecting, or relating in any way to, the MindMaze IP.

“Permitted Liens” means with respect to any Person, (a) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in policies of title insurance which have been made available to such Person; (b) mechanics’, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the ordinary course of business consistent with past practices for amounts (i) that are not delinquent, (ii) that are not material to the business, operations and financial condition of such Person so encumbered, either individually or in the aggregate, and (iii) not resulting from a breach, default or violation by such Person of any Contract or Law; (c) liens for taxes not yet due and payable or which are being contested in good faith by appropriate proceedings; and (d) the Liens set forth on Schedule 1.1(d).

“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust, Authority or other entity or organization of any other kind.

“Prospectus” has the meaning set forth in Section 11.13.

“Proxy Statement” has the meaning set forth in Section 6.5(a), whether in preliminary or definitive form, and any amendments or supplements thereto.

“Registered Exclusively Licensed IP” means all Sponsor Exclusively Licensed IP that is the subject of a registration or an application for registration, including issued patents and patent applications.

“Registered IP” means collectively, all Registered Owned IP and Registered Exclusively Licensed IP.

“Registered Owned IP” means all Intellectual Property constituting Sponsor Owned IP or filed in the name of Sponsor, and in each instance is the subject of a registration or an application for registration, including issued patents and patent applications.

“Representatives” means a party’s officers, directors, Affiliates, managers, consultant, employees, representatives and agents.

“Resolution Period” has the meaning set forth in Section 11.17.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Software” means computer software, programs, and databases (including development tools, library functions, and compilers) in any form, including in or as Internet websites, web content, links, source code, object code, operating systems, database management code, utilities, graphical user interfaces, menus, images, icons, forms, methods of processing, software engines, platforms, and data formats, together with all versions, updates, corrections, enhancements and modifications thereof, and all related specifications, documentation, developer notes, comments, and annotations.

“SPAC” has the meaning set forth in the preamble.

“SPAC Articles” means the Third Amended and Restated Memorandum and Articles of Association of SPAC, adopted by special resolution dated August 31, 2023.

“SPAC Class A Ordinary Shares” means the Class A ordinary shares of SPAC of a par value of $0.0001 each.

“SPAC Fundamental Representations” means the representations and warranties of SPAC set forth in Section 5.1 (Corporate Existence and Power), Section 5.2 (Corporate Authorization), and Section 5.5 (Finders’ Fees).

“SPAC Ordinary Shares” means the SPAC Class A Ordinary Shares and/or SPAC Class B Ordinary Shares, as applicable.

“SPAC Private Warrant” means a warrant to purchase one SPAC Class A Ordinary Share at an exercise price of $11.50 per share that was sold to Sponsor in a private placement at the time of the consummation of the IPO.

“SPAC Proposals” has the meaning set forth in Section 6.5(e).

“SPAC Public Warrant” means a warrant to purchase one SPAC Class A Ordinary Share at an exercise price of $11.50 per share that was included in the SPAC Units sold in the IPO.

“SPAC SEC Documents” means (i) SPAC’s Annual Reports on Form 10-K for each fiscal year and Quarterly Reports on Form 10-Q for each quarterly period of SPAC beginning with the first year that SPAC was required to file such a form, (ii) all proxy statements relating to SPAC’s meetings of shareholders (whether annual or special) held, and all information statements relating to shareholder consents, since the beginning of the first fiscal year referred to in clause (i) above, (iii) SPAC’s Form 8-Ks filed since the beginning of the first fiscal year referred to in clause (i) above, and (iv) all other forms, reports, registration statements and other documents (other than preliminary materials) filed by SPAC with the SEC since SPAC’s incorporation, in each case, together with any amendments, restatements or supplements thereto.

“SPAC Shareholder Approval” has the meaning set forth in Section 5.2.

“SPAC Shareholder Meeting” has the meaning set forth in Section 6.5(a).

“SPAC Unit” means each unit of SPAC issued in connection with the IPO consisting of (a) one SPAC Class A Ordinary Share and (b) one-half of one SPAC Public Warrant.

“SPAC Warrants” mean the SPAC Private Warrants and SPAC Public Warrants.

“Sponsor” has the meaning set forth in the preamble.

“Sponsor Consent” has the meaning set forth in Section 4.5.

“Sponsor Exclusively Licensed IP” means all Sponsor Licensed IP that is exclusively licensed to or purported to be exclusively licensed to Sponsor.

“Sponsor Fundamental Representations” means the representations and warranties of Sponsor set forth in Section 4.1 (Corporate Existence and Power), Section 4.2 (Authorization), and Section 4.11 (Finders’ Fees).

“Sponsor IP” means, collectively, all Sponsor Owned IP and Sponsor Licensed IP.

“Sponsor Licensed IP” means all Intellectual Property owned by a third Person and licensed to or purported to be licensed to Sponsor or that Sponsor otherwise has a right to use or purports to have a right to use.

“Sponsor Owned IP” means all Intellectual Property owned or purported to be owned by Sponsor, in each case, whether exclusively, jointly with another Person or otherwise at the time of Closing.

“Subsidiary” means, with respect to any Person, each entity of which at least fifty percent (50%) of the capital stock or other equity or voting securities are Controlled or owned, directly or indirectly, by such Person.

“Trade Secrets” has the meaning set forth in the definition of “Intellectual Property.”

“Trademarks” has the meaning set forth in the definition of “Intellectual Property.”

“Trust Account” has the meaning set forth in Section 5.9.

“Trust Agreement” has the meaning set forth in Section 5.9.

“Trust Fund” has the meaning set forth in Section 5.9.

“Trustee” has the meaning set forth in Section 5.9.

“Warrant Exchange Agreement” has the meaning set forth in Section 9.3(g).

1.2 Construction.

(a) References to particular sections and subsections, schedules, and exhibits not otherwise specified are cross-references to sections and subsections, schedules, and exhibits of this Agreement. Captions are not a part of this Agreement, but are included for convenience, only.

(b) The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; and, unless the context requires otherwise, “party” means a party signatory hereto.

(c) Any use of the singular or plural, or the masculine, feminine or neuter gender, includes the others, unless the context otherwise requires; and the word “including” means “including without limitation”; the word “or” means “and/or”; the word “any” means “any one, more than one, or all”. Any reference in this Agreement to a Person’s directors shall include any member of such Person’s governing body and any reference in this Agreement to a Person’s officers shall include any Person filling a substantially similar position for such Person. Any reference in this Agreement or any Additional Agreement to a Person’s shareholders or shareholders shall include any applicable owners of the equity interests of such Person, in whatever form.

(d) Unless otherwise specified, any reference to any agreement (including this Agreement), instrument, or other document includes all schedules, exhibits, or other attachments referred to therein, and any reference to a statute or other law means such law as amended, restated, supplemented or otherwise modified from time to time and includes any rule, regulation, ordinance or the like promulgated thereunder, in each case, as amended, restated, supplemented or otherwise modified from time to time.

(e) Any reference to a numbered schedule means the same-numbered section of the disclosure schedule. Any reference in a schedule contained in the disclosure schedules delivered by a party hereunder shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) the applicable representations and warranties (or applicable covenants) that are contained in the section or subsection of this Agreement that corresponds to such schedule and any other representations and warranties of such party that are contained in this Agreement to which the relevance of such item thereto is reasonably apparent on its face. The mere inclusion of an item in a schedule as an exception to (or, as applicable, a disclosure for purposes of) a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item would have a material adverse effect or establish any standard of materiality to define further the meaning of such terms for purposes of this Agreement. Nothing in the disclosure schedules constitutes an admission of any liability or obligation of the disclosing party to any third party or an admission to any third party, including any Authority, against the interest of the disclosing party, including any possible breach of violation of any Contract or Law. Summaries of any written document in the disclosure schedules do not purport to be complete and are qualified in their entirety by the written document itself. The disclosure schedules and the information and disclosures contained therein are intended only to qualify and limit the representations and warranties of the parties contained in this Agreement, and shall not be deemed to expand in any way the scope or effect of any of such representations and warranties.

(f) If any action is required to be taken or notice is required to be given within a specified number of days following a specific date or event, the day of such date or event is not counted in determining the last day for such action or notice. If any action is required to be taken or notice is required to be given on or before a particular day which is not a Business Day, such action or notice shall be considered timely if it is taken or given on or before the next Business Day.

Article II
PURCHASE AND SALE

2.1 Contribution. Upon the terms and subject to the conditions of this Agreement, at the Closing, Sponsor hereby shall contribute, transfer, convey, assign and deliver to SPAC, and SPAC shall acquire and accept from Sponsor, all worldwide rights, title and interest of Sponsor in and to the following assets, as the same may exist on the Closing Date, free and clear of Liens, except as expressly set forth in the Patent Purchase Agreement (collectively, the “Contributed Assets”):

(a) The MindMaze IP, including for the avoidance of doubt (i) all goodwill appurtenant thereto; and (ii) all of Sponsor’s right, title and interest in and to any and all causes of action and rights of recovery for past infringement or misappropriation of the MindMaze IP;

(b) The Patent Purchase Agreement; and

(c) all rights under all other Contracts that relate to the MindMaze IP.

2.2 Assumption of Liabilities. At the Closing, SPAC shall assume and agree to perform and discharge when due in accordance with their respective terms all claims, liabilities and obligations of any nature relating to the Contributed Assets, as the same may exist on the Closing Date, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, asserted or unasserted, including all liabilities and obligations of Sponsor under the Patent Purchase Agreement which for the avoidance of doubt include the obligation to pay to MindMaze the MindMaze IP Purchase Price on the timeline provided in the Patent Purchase Agreement and the obligation to share certain revenues with MindMaze as set forth in the Patent Purchase Agreement (collectively, the “Assumed Liabilities”).

2.3 Exchange. As consideration for the contribution to SPAC by Sponsor of the Contributed Assets, at the Closing SPAC shall accept the contribution of the Contributed Assets, assume the Assumed Liabilities and pay the Exchange Consideration to Sponsor.

2.4 Taking of Necessary Action; Further Action. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest SPAC with full right, title and interest in, to and under, and/or possession of, all assets, property, rights, privileges, powers and franchises of Sponsor, the officers and managers of Sponsor are fully authorized in the name and on behalf of Sponsor, to take all lawful action necessary or desirable to accomplish such purpose or acts, so long as such action is not inconsistent with this Agreement.

Article III
CLOSING

3.1 Closing. Unless this Agreement is earlier terminated in accordance with Article X, the closing of the transactions contemplated hereby (the “Closing”) shall take place electronically or at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, New York, at 10:00 a.m. local time but shall be deemed to have occurred for all purposes as of 12:01 a.m. local time, no later than four (4) Business Days after the last of the conditions to Closing set forth in Article IX have been satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date), or at such other time, date and location as SPAC and Sponsor agree to in writing. The parties may participate in the Closing via electronic means. The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date.”

Article IV
REPRESENTATIONS AND WARRANTIES OF SPONSOR

Except as set forth in the disclosure schedules delivered by Sponsor to SPAC prior to the execution of this Agreement (with specific reference to the particular section or subsection of this Agreement to which the information set forth in such disclosure letter relates (which qualify (a) the correspondingly numbered representation, warranty or covenant specified therein and (b) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent on its face or cross-referenced), Sponsor hereby represents and warrants to SPAC as of the date hereof and as of the Closing Date as follows:

4.1 Corporate Existence and Power. Sponsor is a limited liability company duly organized, validly existing and in good standing under the Laws of the Cayman Islands. Sponsor has the company power and authority to own, lease or otherwise hold and operate its properties and other assets and to carry on its business as presently conducted. Sponsor has made available to SPAC, prior to the date of this Agreement, complete and accurate copies of its organizational or constitutive documents, in each case as amended to the date hereof. The organizational or constitutive documents of Sponsor so delivered are in full force and effect. Sponsor is not in violation of its organizational or constitutive documents.

4.2 Authorization. Sponsor has all requisite company power and authority to execute and deliver this Agreement and the Additional Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Sponsor of this Agreement and the Additional Agreements to which it is a party and the consummation by Sponsor of the transactions contemplated hereby and thereby have been duly authorized by all necessary company action on the part of Sponsor. No other proceedings on the part of Sponsor are necessary to authorize this Agreement or the Additional Agreements to which it is a party or to consummate the transactions contemplated hereby or thereby. This Agreement and the Additional Agreements to which Sponsor is a party have been duly executed and delivered by Sponsor and, assuming the due authorization, execution and delivery by each of the other parties hereto and thereto (other than Sponsor), this Agreement and the Additional Agreements to which Sponsor is a party constitute a legal, valid and binding obligation of Sponsor, enforceable against Sponsor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar Laws affecting the rights of creditors generally and the availability of equitable remedies (the “Enforceability Exceptions”).

4.3 Governmental Authorization. None of the execution, delivery or performance by Sponsor of this Agreement or any Additional Agreement to which Sponsor is or will be a party, or the consummation by Sponsor of the transactions contemplated hereby or thereby, requires any consent, approval, license, Order or other action by or in respect of, or registration, declaration or filing with, any Authority.

4.4 Non-Contravention. None of the execution, delivery or performance by Sponsor of this Agreement or any Additional Agreement to which Sponsor is or will be a party or the consummation by Sponsor of the transactions contemplated hereby and thereby does or will (a) contravene or conflict with any provision of the organizational or constitutive documents of Sponsor, (b) contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to Sponsor or to any of its properties, rights or assets, (c) except for the Contracts listed on Schedule 4.5 requiring Sponsor Consents (but only as to the need to obtain such Sponsor Consents), (i) require consent, approval or waiver under, (ii) constitute a default under or breach of (with or without the giving of notice or the passage of time or both), (iii) violate, (iv) give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of Sponsor or to a loss of any material benefit to which Sponsor is entitled, in the case of each of clauses (i) – (iv), under any provision of any Permit, Contract or other instrument or obligations binding upon Sponsor or any of its properties, rights or assets, (d) result in the creation or imposition of any Lien (except for Permitted Liens) on any of Sponsor’s properties, rights or assets, including the Contributed Assets, or (e) require any consent, approval or waiver from any Person pursuant to any provision of the organizational or constitutive documents of Sponsor.

4.5 Consents. The Contracts listed on Schedule 4.5 are the only Contracts requiring a consent, approval, authorization, order or other action of or filing with any Person as a result of the execution, delivery and performance by Sponsor of this Agreement or any Additional Agreement to which Sponsor is or will be a party or the consummation by Sponsor of the transactions contemplated hereby or thereby (each of the foregoing, a “Sponsor Consent”).

4.6 Litigation. Except as set forth on Schedule 4.6, there is no Action pending or, to the Knowledge of Sponsor, threatened against or affecting Sponsor, any of the officers or managers of Sponsor in connection with the Contributed Assets before any Authority or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement or any Additional Agreement. There are no outstanding judgments against Sponsor or to which the Contributed Assets are subject. Neither Sponsor nor any of the Contributed Assets have been subject to any Action by any Authority.

4.7 Contracts.

(a) Schedule 4.7(a) sets forth a correct and complete list, as of the date of this Agreement, of all of the Contracts as amended to date which are currently in effect to which Sponsor is a party or by which any of its assets is bound which relate to the Contributed Assets or the Assumed Liabilities (collectively, “Material Contracts”):

(b) Each Material Contract is (i) a valid and binding agreement, (ii) in full force and effect and (iii) enforceable by and against Sponsor and each counterparty that is party thereto, subject, in the case of this clause (iii), to the Enforceability Exceptions. Neither Sponsor nor, to Sponsor’s Knowledge, any other party to a Material Contract is in material breach or default (whether with or without the passage of time or the giving of notice or both) under the terms of any such Material Contract. Sponsor has not assigned, delegated or otherwise transferred any of its rights or obligations under any Material Contract or granted any power of attorney with respect thereto.

4.8 Compliance with Laws.

(a) Neither Sponsor nor, to the Knowledge of Sponsor, any Representative or other Person acting on behalf of Sponsor, is in violation in any material respect of, and no such Person has failed to be in compliance in all material respects with, all applicable Laws and Orders. (i) No event has occurred or circumstance exists that (with or without notice or due to lapse of time) would reasonably be expected to constitute or result in a violation by Sponsor of, or failure on the part of Sponsor to comply with, or any liability suffered or incurred by Sponsor in respect of any violation of or material noncompliance with, any Laws, Orders or policies by Authority that are or were applicable to it or the conduct or operation of its business or the ownership or use of any of its assets and (ii) no Action is pending, or to the Knowledge of Sponsor, threatened, alleging any such violation or noncompliance by Sponsor. Sponsor has not been threatened in writing or, to Sponsor’s Knowledge, orally to be charged with, or given written or, to Sponsor’s Knowledge, oral notice of any violation of any Law or any judgment, order or decree entered by any Authority.

(b) Neither Sponsor nor, to the Knowledge of Sponsor, any Representative or other Person acting on behalf of Sponsor is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

4.9 Intellectual Property.

(a) Except as described in the Patent Purchase Agreement, Sponsor is the sole and exclusive owner of each item of Sponsor Owned IP, free and clear of any Liens. Sponsor is the sole and exclusive licensee of each item of Sponsor Exclusively Licensed IP, free and clear of any Liens. Sponsor has a valid right to use the Sponsor Licensed IP. Sponsor is contributing the Sponsor Owned IP to SPAC and Sponsor has not operated a business related to the Sponsor Owned IP.

(b) Schedule 4.9(b) sets forth a correct and complete list of all (i) Registered IP; (ii) unregistered material Trademarks constituting Sponsor Owned IP; (iii) Domain Names constituting Sponsor Owned IP; and (iv) all social media handles constituting Sponsor Owned IP; accurately specifying as to each of the foregoing, as applicable: (A) the filing number, issuance or registration number, or other identify details; (B) the owner and nature of the ownership; and (C) the jurisdictions by or in which such Registered Owned IP has been issued, registered, or in which an application for such issuance or registration has been filed or for unregistered material Trademarks, used by Sponsor.

(c) To the Knowledge of Sponsor, all Registered Owned IP is subsisting and valid and enforceable. To the Knowledge of Sponsor, all Registered Exclusively Licensed IP is subsisting, valid and enforceable. To the Knowledge of Sponsor, all Persons (including Sponsor) have, in connection with the prosecution of all Patents before the United States Patent and Trademark Office and other similar offices in other jurisdictions complied with the applicable obligations of candor owed to the United States Patent and Trademark Office and such other offices. No Registered Owned IP, and no Registered Exclusively Licensed IP, is or has been involved in any interference, opposition, reissue, reexamination, revocation or equivalent proceeding, and no such proceeding has been threatened in writing with respect thereto. To the Knowledge of Sponsor, in the past six (6) years, there have been no claims filed, served or threatened in writing, or orally threatened, against Sponsor or MindMaze contesting the validity, use, ownership, enforceability, patentability, registrability, or scope of any Registered IP. All registration, maintenance and renewal fees currently due in connection with any Registered Owned IP, and all Registered Exclusively Licensed IP, have been paid and all documents, recordations and certificates in connection therewith have been filed with the authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of prosecuting, maintaining and perfecting such rights and recording Sponsor’s ownership or interests therein.

(d) To the Knowledge of Sponsor, in the past six (6) years, no third Person has conflicted with, infringed, misappropriated, or otherwise violated any Sponsor IP.

(e) In the past six (6) years, neither Sponsor nor MindMaze has filed, served, or threatened a third Person with any material claims alleging any conflict with, infringement, misappropriation, or other violation of any Sponsor IP. There are no Actions pending that involve a claim against a third Person by Sponsor or MindMaze alleging infringement or misappropriation of Sponsor IP. Neither Sponsor nor MindMaze is subject to any Order that adversely restricts the use, transfer, registration or licensing of any such Intellectual Property by Sponsor.

(f) Except as set forth on Schedule 4.9(f), each employee, agent, consultant, and contractor who has contributed to or participated in the creation or development of any Intellectual Property on behalf of Sponsor or MindMaze has executed a form of proprietary information and/or inventions agreement or similar written Contract with Sponsor under which such Person: (i) has assigned all right, title and interest in and to such Intellectual Property to Sponsor (or such predecessor in interest, as applicable); and (ii) is obligated to maintain the confidentiality of Sponsor’s confidential information both during and after the term of such Person’s employment or engagement. To the extent any such proprietary information and/or inventions agreement or other similar written Contract permitted such employee, agent, consultant, and contractor to exclude from the scope of such agreement or Contract any Intellectual Property in existence prior to the date of the employment or relationship, no such employee, agent, consultant, and contractor excluded Intellectual Property that was related to the business of Sponsor or MindMaze. To the Knowledge of Sponsor, no employee, agent, consultant or contractor of Sponsor or MindMaze is or has been in violation of any term of any such Contract.

(g) No government funding or facility of a university, college, other educational institution or research center was used in the development of any item of Sponsor Owned IP or Sponsor Exclusively Licensed IP

(h) Except as described in the Patent Purchase Agreement, (i) none of the execution, delivery or performance by Sponsor of this Agreement or any of the Additional Agreements to which Sponsor is or will be a party or the consummation by Sponsor of the transactions contemplated hereby or thereby, and (ii) none of the execution, delivery and performance by MindMaze of the Patent Purchase Agreement or any exhibit or ancillary agreement thereto will (A) cause any item of Sponsor Owned IP, or any material item of Sponsor Licensed IP immediately prior to the Closing, to not be owned, licensed or available for use by Sponsor on substantially the same terms and conditions immediately following the Closing or (B) require any additional payment obligations by Sponsor in order to use or exploit any other such Intellectual Property to the same extent as Sponsor was permitted immediately before the Closing.

(i) Except as set forth in the Patent Purchase Agreement, Sponsor is not obligated under any Contract to make any payments by way of royalties, fees, or otherwise to any owner or licensor of, or other claimant to, any Intellectual Property.

(j) No Sponsor IP is subject to any technology or source code escrow arrangement or obligation.

4.10 Undisclosed Liabilities. Sponsor has no debts, claims, commitments, liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, asserted or unasserted, arising out of or relating to the Contributed Assets, except as set forth in the Patent Purchase Agreement.

4.11 Finders’ Fees. Except as set forth on Schedule 4.11, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Sponsor or any of its Affiliates who might be entitled to any fee or commission from Sponsor, SPAC or any of their respective Affiliates upon consummation of the transactions contemplated by this Agreement or any of the Additional Agreements.

4.12 Anti-Money Laundering Laws.

(a) Sponsor currently is and has been, in compliance with applicable Laws related to (i) anti-corruption or anti-bribery, including the U.S. Foreign Corrupt Practices Act of 1977, 15 U.S.C. §§ 78dd-1, et seq., and any other equivalent or comparable Laws of other countries (collectively, “Anti-Corruption Laws”), (ii) economic sanctions administered, enacted or enforced by any Authority (collectively, “Sanctions Laws”), (iii) export controls, including the U.S. Export Administration Regulations, 15 C.F.R. §§ 730, et seq., and any other equivalent or comparable Laws of other countries (collectively, “Export Control Laws”), (iv) anti-money laundering, including the Money Laundering Control Act of 1986, 18 U.S.C. §§ 1956, 1957, and any other equivalent or comparable Laws of other countries (collectively, “Anti-Money Laundering Laws”); (; (v) anti-boycott regulations, as administered by the U.S. Department of Commerce; and (vi) importation of goods, including Laws administered by the U.S. Customs and Border Protection, Title 19 of the U.S.C. and C.F.R., and any other equivalent or comparable Laws of other countries (collectively, “International Trade Control Laws”).

(b) Neither Sponsor nor, to the Knowledge of Sponsor, any Representative of Sponsor (acting on behalf of Sponsor), is or is acting under the direction of, on behalf of or for the benefit of a Person that is, (i) the subject of Sanctions Laws or identified on any sanctions or similar lists administered by an Authority, including the U.S. Department of the Treasury’s Specially Designated Nationals List, the U.S. Department of Commerce’s Denied Persons List and Entity List, the U.S. Department of State’s Debarred List, HM Treasury’s Consolidated List of Financial Sanctions Targets and the Investment Bank List, or any similar list enforced by any other relevant Authority, as amended from time to time, or any Person owned or controlled by any of the foregoing (collectively, “Prohibited Party”); (ii) the target of any Sanctions Laws; (iii) located, organized or resident in a country or territory that is, or whose government is, the target of comprehensive trade sanctions under Sanctions Laws, including, as of the date of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria; or (iv) an officer or employee of any Authority or public international organization, or officer of a political party or candidate for political office. Neither Sponsor nor, to the Knowledge of Sponsor , any Representative of Sponsor (acting on behalf of Sponsor ), (A) has participated in any transaction involving a Prohibited Party, or a Person who is the target of any Sanctions Laws, or any country or territory that was during such period or is, or whose government was during such period or is, the target of comprehensive trade sanctions under Sanctions Laws, (B) to the Knowledge of Sponsor, has exported (including deemed exportation) or re-exported, directly or indirectly, any commodity, software, technology, or services in violation of any applicable Export Control Laws or (C) has participated in any transaction in violation of or connected with any purpose prohibited by Anti-Corruption Laws or any applicable International Trade Control Laws, including support for international terrorism and nuclear, chemical, or biological weapons proliferation.

(c) Sponsor has not received written notice of, and, to the Knowledge of Sponsor, none of its Representatives is or has been the subject of, any investigation, inquiry or enforcement proceedings by any Authority regarding any offense or alleged offense under Anti-Corruption Laws, Sanctions Laws, Anti-Money Laundering Laws, Export Control Laws or International Trade Control Laws (including by virtue of having made any disclosure relating to any offense or alleged offense) and, to the Knowledge of Sponsor, there are no circumstances likely to give rise to any such investigation, inquiry or proceeding.

4.13 No Trading or Short Position. None of Sponsor nor any of its managers and officers, members and employees has engaged in any short sale of SPAC’s voting stock or any other type of hedging transaction involving SPAC’s securities (including, without limitation, depositing shares of SPAC’s securities with a brokerage firm where such securities are made available by the broker to other customers of the firm for purposes of hedging or short selling SPAC’s securities).

4.14 Not an Investment Company. Sponsor it not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

4.15 Information Supplied. None of the information supplied or to be supplied by Sponsor expressly for inclusion or incorporation by reference in the filings with the SEC and mailings to SPAC’s shareholders with respect to the solicitation of proxies to approve the transactions contemplated by this Agreement and the Additional Agreements, if applicable, will, at the time of the SPAC Shareholder Meeting or at the Closing Date, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by Sponsor or included in the SPAC SEC Documents, the Additional SPAC SEC Documents or the Proxy Statement).

4.16 Survival of Representations and Warranties. The representations and warranties of Sponsor contained in this Agreement (whether or not contained in Article IV) or in any certificate delivered pursuant to Article IX shall survive the Closing and the consummation of the transactions contemplated hereby for a period of 15 months after the Closing Date.

Article V
REPRESENTATIONS AND WARRANTIES OF SPAC

Except as disclosed in the SPAC SEC Documents filed with or furnished to the SEC prior to the date of this Agreement (other than any risk factor disclosures or other similar cautionary or predictive statements therein), SPAC hereby represents and warrants to Sponsor as of the date hereof and as of the Closing Date as follows:

5.1 Corporate Existence and Power. SPAC is a company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands.

5.2 Corporate Authorization. SPAC has all requisite corporate power and authority to execute and deliver this Agreement and the Additional Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby, subject to receipt of the SPAC Shareholder Approval. The execution and delivery by SPAC of this Agreement and the Additional Agreements to which it is a party and the consummation by SPAC of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of SPAC. No other corporate proceedings on the part of SPAC are necessary to authorize this Agreement or the Additional Agreements to which it is a party or to consummate the transactions contemplated by this Agreement (other than the receipt of the SPAC Shareholder Approval) or the Additional Agreements. This Agreement and the Additional Agreements to which SPAC is a party have been duly executed and delivered by SPAC and, assuming the due authorization, execution and delivery by each of the other parties hereto and thereto (other than SPAC), this Agreement and the Additional Agreements to which SPAC is a party constitute a legal, valid and binding obligation of SPAC, enforceable against SPAC in accordance with their respective terms, subject to the Enforceability Exceptions. The affirmative vote of holders of a majority of the then outstanding SPAC Ordinary Shares present in person or by proxy and entitled to vote at the SPAC Shareholder Meeting, assuming a quorum is present (the “SPAC Shareholder Approval”), is the only vote of the holders of any of SPAC’s capital stock necessary to adopt this Agreement and approve the Contribution and the consummation of the other transactions contemplated hereby.

5.3 Governmental Authorization. Assuming the accuracy of the representations and warranties of and Sponsor set forth in Section 4.3, none of the execution, delivery or performance of this Agreement or any Additional Agreement by SPAC or the consummation by SPAC of the transactions contemplated hereby and thereby requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Authority, except for any filing required pursuant to the HSR Act and any other applicable Antitrust Laws.

5.4 Non-Contravention. The execution, delivery and performance by SPAC of this Agreement or the consummation by SPAC of the transactions contemplated hereby and thereby do not and will not (a) contravene or conflict with the organizational or constitutive documents of SPAC, or (b) contravene or conflict with or constitute a violation of any provision of any Law or any Order binding upon SPAC.

5.5 Finders’ Fees. Except for the Persons identified on Schedule 5.5, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of SPAC or its Affiliates who might be entitled to any fee or commission from Sponsor or any of its Affiliates upon consummation of the transactions contemplated by this Agreement or any of the Additional Agreements.

5.6 [Reserved].

5.7 Capitalization. As of the date of this Agreement, the authorized share capital of SPAC consists of $55,500 divided into 500,000,000 Class A ordinary shares of a par value of $0.0001 each, 50,000,000 Class B ordinary shares of a par value of $0.0001 each (“SPAC Class B Ordinary Shares”) and 5,000,000 preference shares of a par value of $0.0001 each (“SPAC Preference Shares”), of which 81,520 SPAC Class A Ordinary Shares (inclusive of SPAC Class A Ordinary Shares included in any outstanding SPAC Units), 6,325,000 SPAC Class B Ordinary Shares and no SPAC Preference Shares are issued and outstanding. In addition, 21,525,000 SPAC Warrants (inclusive of SPAC Warrants included in any outstanding SPAC Units) exercisable for 21,525,000 Purchase Class A Ordinary Shares are issued and outstanding. No other shares of capital stock or other voting securities of SPAC are issued, reserved for issuance or outstanding. All issued and outstanding SPAC Ordinary Shares are duly authorized, validly issued, fully paid and nonassessable and are not subject to, and were not issued in violation of, any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Cayman Companies Act, SPAC’s organizational documents or any contract to which SPAC is a party or by which SPAC is bound. Except as set forth in SPAC’s organizational documents, there are no outstanding contractual obligations of SPAC to repurchase, redeem or otherwise acquire any SPAC Ordinary Shares or any capital equity of SPAC. There are no outstanding contractual obligations of SPAC to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

5.8 Information Supplied. None of the information supplied or to be supplied by SPAC expressly for inclusion or incorporation by reference in the filings with the SEC and mailings to SPAC’s shareholders with respect to the solicitation of proxies to approve the transactions contemplated by this Agreement and the Additional Agreements, if applicable, will, at the date of filing or mailing, at the time of the SPAC Shareholder Meeting or at the Closing Date, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by SPAC or included in the SPAC SEC Documents, the Additional SPAC SEC Documents or the Proxy Statement).

5.9 Trust Fund. As of the date of this Agreement, SPAC has at least approximately $1.04 million in the trust fund established by SPAC for the benefit of its public shareholders (the “Trust Fund”) in a trust account (the “Trust Account”) maintained by Continental Stock Transfer & Trust Company (the “Trustee”) at J.P. Morgan Chase Bank, N.A., and such monies are invested in “government securities” (as such term is defined in the Investment Company Act of 1940) and held in trust by the Trustee pursuant to the Investment Management Trust Agreement dated as of December 8, 2021, between SPAC and the Trustee (the “Trust Agreement”). The Trust Agreement is valid and in full force and effect and enforceable in accordance with its terms, except as may be limited by the Enforceability Exceptions, and has not been amended or modified. There are no separate agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the SPAC SEC Documents to be inaccurate in any material respect or that would entitle any Person (other than shareholders of SPAC holding SPAC Class A Ordinary Shares sold in SPAC’s IPO who shall have elected to redeem their shares of SPAC Common Stock pursuant to the SPAC Articles) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except in accordance with the Trust Agreement and the SPAC Articles. SPAC has performed all material obligations required to be performed by it to date under, and is not in material default or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and, to the knowledge of SPAC, no event has occurred which, with due notice or lapse of time or both, would reasonably be expected to constitute such a material default thereunder. There are no claims or proceedings pending with respect to the Trust Account.

5.10 [Reserved].

5.11 Board Approval. Board of Directors of SPAC (including any required committee or subgroup of such board) has unanimously (i) declared the advisability of the transactions contemplated by this Agreement, (ii) determined that the transactions contemplated hereby are in the best interests of the shareholders of SPAC and (iii) determined that the transactions contemplated hereby constitute a “Business Combination” as such term is defined in the SPAC Articles and (iv) recommended to SPAC’s shareholders to adopt and approve each of the SPAC Proposals.

5.12 SPAC SEC Documents and Financial Statements.

(a) Except as set forth on Schedule 5.12, SPAC has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed or furnished by SPAC with the SEC since SPAC’s formation under the Exchange Act or the Securities Act, together with any amendments, restatements or supplements thereto, and will use commercially reasonable efforts to file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement (the “Additional SPAC SEC Documents”). SPAC has made available to Sponsor copies in the form filed with the SEC of all of the following, except to the extent available in full without redaction on the SEC’s website through EDGAR for at least two (2) Business Days prior to the date of this Agreement: (i) SPAC’s Annual Reports on Form 10-K for each fiscal year and Quarterly Reports on Form 10-Q for each quarterly period of SPAC beginning with the first year that SPAC was required to file such a form, (ii) all proxy statements relating to SPAC’s meetings of shareholders (whether annual or special) held, and all information statements relating to shareholder consents, since the beginning of the first fiscal year referred to in clause (i) above, (iii) SPAC’s Form 8-Ks filed since the beginning of the first fiscal year referred to in clause (i) above, and (iv) all other forms, reports, registration statements and other documents (other than preliminary materials if the corresponding definitive materials have been provided to Sponsor pursuant to this Section 5.12) filed by SPAC with the SEC since SPAC’s formation (the forms, reports, registration statements and other documents referred to in clauses (i) through (iv) above, whether or not available through EDGAR, collectively, as they have been amended, revised or superseded by a later filing, the “SPAC SEC Documents”).

(b) SPAC SEC Documents were, and the Additional SPAC SEC Documents will be, prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations thereunder. SPAC SEC Documents did not, and the Additional SPAC SEC Documents will not, at the time they were or are filed, as the case may be, with the SEC (except to the extent that information contained in any SPAC SEC Document or Additional SPAC SEC Document has been or is revised or superseded by a later filed SPAC SEC Document or Additional SPAC SEC Document, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing does not apply to statements in or omissions in any information supplied or to be supplied by Sponsor expressly for inclusion or incorporation by reference in any SPAC SEC Documents, any Additional SPAC SEC Documents or the Proxy Statement.

(c) As used in this Section 5.12, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

5.13 Certain Business Practices. Neither SPAC nor, to the knowledge of SPAC, any Representative of SPAC (acting on behalf of SPAC) has (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any unlawful payment to foreign or domestic government officials, employees or political parties or campaigns, (c) violated any provision of the Anti-Corruption Laws or (d) made any other unlawful payment. Neither SPAC nor any director, officer, or, to the knowledge of SPAC, any agent or employee of SPAC (nor any Person acting on behalf of any of the foregoing, but solely in his or her capacity as a director, officer, employee or agent of SPAC) has, since the IPO, directly or indirectly, given or agreed to give any gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder SPAC or assist SPAC in connection with any actual or proposed transaction, which, if not given or continued in the future, would reasonably be expected to (i) adversely affect the business of SPAC and (ii) subject SPAC to suit or penalty in any private or governmental Action.

5.14 Anti-Money Laundering Laws. The operations of SPAC are and have at all times been conducted in compliance with the Anti-Money Laundering Laws, and no Action involving SPAC with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of SPAC, threatened.

5.15 Affiliate Transactions. Except as described in SPAC SEC Documents, there are no transactions, agreements, arrangements or understandings between SPAC or any of its subsidiaries, on the one hand, and any director, officer, employee, shareholder, warrant holder or Affiliate of SPAC or any of its subsidiaries, on the other hand.

5.16 Litigation. There is no (a) Action pending or, to the knowledge of SPAC, threatened against SPAC or any of its subsidiaries or that affects its or their assets or properties, or (b) Order outstanding against SPAC or any of its subsidiaries or that affects its or their assets or properties. Neither SPAC nor any of its subsidiaries is party to a settlement or similar agreement regarding any of the matters set forth in the preceding sentence that contains any ongoing obligations, restrictions or liabilities (of any nature) that are material to SPAC and its subsidiaries.

5.17 Expenses, indebtedness and Other Liabilities. Except as set forth in SPAC SEC Documents, SPAC does not have any indebtedness or other liabilities.

Article VI
COVENANTS OF THE PARTIES PENDING CLOSING

6.1 Conduct of the Business. Each of Sponsor and SPAC covenants and agrees that:

(a) Except as expressly contemplated by this Agreement or the Additional Agreements or as set forth on Schedule 6.1(a), from the date hereof until the earlier of the Closing Date and the termination of this Agreement in accordance with its terms (the “Interim Period”), each party shall duly observe and comply with all applicable Laws and Orders. Without limiting the generality of the foregoing, and except as expressly contemplated by this Agreement or the Additional Agreements, or as required by applicable Laws, from the date hereof until the earlier of the Closing Date and the termination of this Agreement in accordance with its terms, without the other party’s prior written consent (which shall not be unreasonably conditioned, withheld or delayed), neither Sponsor nor SPAC shall, or permit its Subsidiaries to:

(i) amend, modify or supplement its certificate of incorporation or bylaws or other organizational or governing documents except as contemplated hereby, or engage in any reorganization, reclassification, liquidation, dissolution or similar transaction;

(ii) amend, waive any provision of, terminate prior to its scheduled expiration date, or otherwise compromise in any way or relinquish any material right under, any (A) in the case of Sponsor, any Material Contract or (B) in the case of SPAC, material contract, agreement, lease, license or other right or asset of SPAC, as applicable;

(iii) solely in the case of Sponsor, sell, lease, license or otherwise dispose of the MindMaze IP;

(iv) solely in the case of Sponsor, permit any MindMaze IP to go abandoned or expire for failure to make an annuity or maintenance fee payment, or file any necessary paper or action to maintain such rights;

(v) (A) pay, declare or promise to pay any dividends, distributions or other amounts with respect to its capital stock or other equity securities; (B) pay, declare or promise to pay any other amount to any shareholder or other equityholder in its capacity as such; and (C) except as contemplated hereby or by any Additional Agreement, amend any term, right or obligation with respect to any outstanding shares of its capital stock or other equity securities;

(vi) (A) make any loan, advance or capital contribution to any Person; (B) incur any indebtedness including drawings under the lines of credit, if any, other than (1) loans evidenced by promissory notes made to SPAC as working capital advances as described in the Prospectus and (2) intercompany indebtedness; or (C) repay or satisfy any indebtedness, other than the repayment of indebtedness in accordance with the terms thereof;

(vii) solely in the case of Sponsor, suffer or incur any Lien on the MindMaze IP, except as expressly set forth in the Patent Purchase Agreement;

(viii) delay, accelerate or cancel, or waive any material right with respect to indebtedness owed to Sponsor or SPAC, as applicable;

(ix) institute, settle or agree to settle any Action before any Authority, in each case in excess of $100,000 (exclusive of any amounts covered by insurance) or that imposes injunctive or other non-monetary relief on such party;

(x) change its principal place of business or jurisdiction of organization;

(xi) solely in the case of SPAC, issue, redeem or repurchase any capital stock, membership interests or other securities, or issue any securities exchangeable for or convertible into any shares of its capital stock or other securities, other than any redemption by SPAC of SPAC Class A Ordinary Shares and SPAC Units held by its public shareholders or as otherwise contemplated herein or in any Additional Agreement;

(xii) fail to duly observe and conform to any applicable Laws and Orders; or

(xiii) agree or commit to do any of the foregoing.

(b) Neither party shall (i) take or agree to take any action that would be reasonably likely to cause any representation or warranty of such party to be inaccurate or misleading in any respect at, or as of any time prior to, the Closing Date or (ii) omit to take, or agree to omit to take, any action necessary to prevent any such representation or warranty from being inaccurate or misleading in any respect at any such time.

6.2 Exclusivity.

(a) During the Interim Period, neither Sponsor, on the one hand, nor SPAC, on the other hand, shall, and such Persons shall cause each of their respective Representatives not to, without the prior written consent of the other party (which consent may be withheld in the sole and absolute discretion of the party asked to provide consent), directly or indirectly, (i) encourage, solicit, initiate, engage or participate in negotiations with any Person concerning any Alternative Transaction, (ii) take any other action intended or designed to facilitate the efforts of any Person relating to a possible Alternative Transaction or (iii) approve, recommend or enter into any Alternative Transaction or any contract or agreement related to any Alternative Transaction. Immediately following the execution of this Agreement, each of Sponsor, on the one hand, and SPAC, on the other hand, shall, and shall cause each of their Representatives, to terminate any existing discussion or negotiations with any Persons other than Sponsor or SPAC, as applicable, concerning any Alternative Transaction. Each of Sponsor and SPAC shall be responsible for any acts or omissions of any of its respective Representatives that, if they were the acts or omissions of Sponsor or SPAC, as applicable, would be deemed a breach of such party’s obligations hereunder (it being understood that such responsibility shall be in addition to and not by way of limitation of any right or remedy Sponsor or SPAC, as applicable, may have against such Representatives with respect to any such acts or omissions). For purposes of this Agreement, the term “Alternative Transaction” means any of the following transactions involving Sponsor or SPAC or their respective Subsidiaries (other than the transactions contemplated by this Agreement or the Additional Agreements): (A) any merger, consolidation, share exchange, business combination or other similar transaction, or (B) any sale, lease, exchange, transfer or other disposition of all or a material portion of the MindMaze IP in a single transaction or series of transactions.

(b) In the event that there is a proposal for, or an indication of interest in entering into, an Alternative Transaction, communicated in writing to Sponsor or SPAC or any of their respective Representatives (each, an “Alternative Proposal”), such party shall as promptly as practicable (and in any event within one (1) Business Day after receipt thereof) advise the other parties to this Agreement, orally and in writing, of such Alternative Proposal and the material terms and conditions thereof (including any changes thereto) and the identity of the Person making any such Alternative Proposal. Sponsor and SPAC shall keep each other informed on a reasonably current basis of material developments with respect to any such Alternative Proposal. As used herein with respect to SPAC, the term “Alternative Proposal” shall not include the receipt by SPAC of any unsolicited communications (including the receipt of draft non-disclosure agreements) in the ordinary course of business inquiring as to SPAC’s interest in a potential target for a business combination; provided, however, that SPAC shall inform the person initiating such communication of the existence of this Agreement.

6.3 Access to Information. During the Interim Period, Sponsor and SPAC shall each, use its commercially reasonable efforts to, (a) continue to give the other party, its legal counsel and its other Representatives full access to the offices, properties and Books and Records, (b) furnish to the other party, its legal counsel and its other Representatives such information relating to the business of Sponsor and SPAC as such Persons may request and (c) cause its employees, legal counsel, accountants and other Representatives to cooperate with the other party in its investigation of the business of Sponsor or SPAC, as applicable; provided, that no investigation pursuant to this Section 6.3 (or any investigation made prior to the date hereof) shall affect any representation or warranty given by Sponsor or SPAC.

6.4 Notices of Certain Events. During the Interim Period, each of SPAC and Sponsor shall promptly notify the other parties of:

(a) any notice from any Person alleging or raising the possibility that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or that the transactions contemplated by this Agreement might give rise to any Action or other rights by or on behalf of such Person or result in the loss of any rights or privileges of Sponsor (or SPAC, post-Closing) to any such Person or create any Lien on any of Sponsor’s or SPAC’s assets;

(b) any notice or other communication from any Authority in connection with the transactions contemplated by this Agreement or the Additional Agreements;

(c) any Actions commenced or threatened against, relating to or involving or otherwise affecting SPAC, Sponsor or any of their shareholders or their equity, assets or business or that relate to the consummation of the transactions contemplated by this Agreement or the Additional Agreements; and

(d) any inaccuracy of any representation or warranty of such party contained in this Agreement at any time during the term hereof, or any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, that would reasonably be expected to cause any of the conditions set forth in Article IX not to be satisfied.

6.5 Cooperation with Proxy Statement.

(a) Sponsor shall promptly provide to SPAC such information concerning Sponsor and the MindMaze IP as is either required by the federal securities Laws or reasonably requested by SPAC for inclusion in the Offer Documents. Promptly after the receipt by SPAC from Sponsor of all such information, SPAC shall prepare and file with the SEC, and with all other applicable regulatory bodies, proxy materials (the “Proxy Statement”) for the purpose of soliciting proxies from holders of SPAC Ordinary Shares sufficient to obtain SPAC Shareholder Approval at a meeting of holders of SPAC Ordinary Shares to be called and held for such purpose (the “SPAC Shareholder Meeting”). SPAC shall promptly respond to any SEC comments on the Proxy Statement. The Proxy Statement and the documents included or incorporated by reference to therein, together with any supplements, amendments, annexes or exhibits thereto, are referred to herein as the “Offer Documents”.

(b) SPAC (i) shall permit Sponsor and its counsel to review and comment on the Proxy Statement and any exhibits, amendments or supplements thereto (or other related documents); (ii) shall consider any such comments reasonably and in good faith; and (iii) shall not file the Proxy Statement or any exhibit, amendment or supplement thereto without giving reasonable and good faith consideration to the comments of Sponsor. As promptly as practicable after receipt thereof, SPAC shall provide to Sponsor and its counsel notice and a copy of all correspondence (or, to the extent such correspondence is oral, a summary thereof), including any comments from the SEC or its staff, between SPAC or any of its Representatives, on the one hand, and the SEC or its staff or other government officials, on the other hand, with respect to the Offer Documents, and, in each case, shall consult with Sponsor and its counsel concerning any such correspondence. SPAC shall not file any response letters to any comments from the SEC without consulting reasonably and in good faith with Sponsor. SPAC will use its reasonable efforts to permit Sponsor’s counsel to participate in any calls, meetings or other communications with the SEC or its staff. SPAC will advise Sponsor, promptly after it receives notice thereof, of the time when the Proxy Statement or any amendment or supplement thereto has been filed with the SEC and the time when all SEC comments to the Proxy Statement have been cleared.

(c) As soon as practicable after the Proxy Statement is “cleared” by the SEC, SPAC shall distribute the Proxy Statement to the holders of SPAC Ordinary Shares and, pursuant thereto, shall call the SPAC Shareholder Meeting in accordance with its organizational documents and the applicable Laws of the Cayman Islands and, subject to the other provisions of this Agreement, solicit proxies from such holders to vote in favor of the adoption of this Agreement and the approval of the transactions contemplated hereby and the other matters presented to SPAC’s shareholders for approval or adoption at the SPAC Shareholder Meeting.

(d) SPAC and Sponsor shall comply with all applicable provisions of and rules under the Securities Act and Exchange Act and all applicable Laws of the Cayman Islands, in the preparation, filing and distribution of the Proxy Statement (or any amendment or supplement thereto), as applicable, the solicitation of proxies under the Proxy Statement and the calling and holding of the SPAC Shareholder Meeting. Without limiting the foregoing, SPAC shall ensure that the Proxy Statement, as of the date on which it is first distributed to holders of SPAC Ordinary Shares, and as of the date of the SPAC Shareholder Meeting, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided, that SPAC shall not be responsible for the accuracy or completeness of any information relating to Sponsor and the MindMaze IP (or any other information) that is furnished by Sponsor expressly for inclusion in the Proxy Statement). Sponsor represents and warrants that the information relating to Sponsor and the MindMaze IP supplied by Sponsor for inclusion in the Proxy Statement will not as of the date on which the Proxy Statement (or any amendment or supplement thereto) is first distributed to holders of SPAC Ordinary Shares or at the time of the SPAC Shareholder Meeting does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made in light of the circumstances under which they were made, not misleading. If at any time prior to the Closing Date, a change in the information relating to SPAC or Sponsor or any other information furnished by SPAC or Sponsor for inclusion in the Proxy Statement, which would make the preceding sentence incorrect, should be discovered by SPAC or Sponsor, as applicable, such party shall promptly notify the other parties of such change or discovery and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Laws, disseminated to SPAC’s shareholders. In connection therewith, SPAC and Sponsor shall instruct their respective employees, counsel, financial advisors, auditors and other authorized representatives to reasonably cooperate with SPAC as relevant if required to achieve the foregoing.

(e) In accordance with the SPAC Articles and applicable securities laws, rules and regulations, including the Cayman Companies Act, in the Proxy Statement, SPAC shall seek from the holders of SPAC Ordinary Shares the approval the following proposals: (i) the SPAC Shareholder Approval; (ii) adoption and approval of the amended and restated memorandum and articles of association of SPAC, to delete the various provisions applicable only to special purpose acquisition companies, in form and substance reasonably acceptable to SPAC (the “Amended SPAC Articles”); (iii) approval to adjourn the SPAC Shareholder Meeting, if necessary; and (iv) approval to obtain any and all other approvals necessary or advisable to effect the consummation of the Contribution as reasonably determined by Sponsor and SPAC (the proposals set forth in the forgoing clauses (i) through (iv) collectively, the “SPAC Proposals”).

(f) SPAC, with the assistance of Sponsor, shall use its reasonable best efforts to cause the Proxy Statement to “clear” comments from the SEC. As soon as practicable after the Proxy Statement is “cleared” by the SEC, SPAC shall cause the Proxy Statement, together will all other Offer Documents, to be disseminated to holders of SPAC Ordinary Shares. The Offer Documents shall provide the public shareholders of SPAC with the opportunity to redeem all or a portion of their public SPAC Ordinary Shares, at a price per share equal to the pro rata share of the funds in the Trust Account (including interest and other income earned on the funds held in the Trust Account and not previously released to SPAC to pay its income taxes, if any), all in accordance with and as required by the SPAC Articles, the Trust Agreement, applicable Laws and any applicable rules and regulations of the SEC. In accordance with the SPAC Articles, the proceeds held in the Trust Account will first be used for the redemption of the SPAC Ordinary Shares held by SPAC’s public shareholders who have elected to redeem such shares.

(g) Notwithstanding anything else to the contrary in this Agreement or any Additional Agreements, SPAC may make any public filing with respect to the Contribution to the extent required by applicable Laws, provided that prior to making any filing that includes information regarding Sponsor, SPAC shall provide a copy of the filing to Sponsor and permit Sponsor to make revisions to protect confidential or proprietary information of Sponsor.

6.6 Trust Account. SPAC covenants that it shall cause the funds in the Trust Account to be disbursed in accordance with the Trust Agreement, including for the payment of (a) all amounts payable to public holders of SPAC Ordinary Shares, (b) any deferred underwriting commissions and the expenses of SPAC and Sponsor to the third parties to which they are owed, and (c) the remaining monies in the Trust Account to SPAC after the Closing.

6.7 Cooperation with Regulatory Approvals. SPAC and Sponsor each will, and SPAC and Sponsor will cause each of their respective Affiliates to, use reasonable best efforts to comply as promptly as practicable with all legal requirements which may be imposed on it under any applicable Antitrust Laws in connection with the transactions contemplated by this Agreement. Each party will promptly furnish to the other such information and assistance as the other may reasonably request in connection with its preparation of any filing or submission that is necessary under the HSR Act and any other applicable Antitrust Laws and will use commercially reasonable efforts to cause the expiration or termination of the applicable waiting periods as soon as practicable. Neither SPAC nor Sponsor shall, and each shall use its commercially reasonable efforts to cause their respective Affiliates not to, directly or indirectly take any action, including, directly or indirectly, acquiring or investing in any Person or acquiring, leasing or licensing any assets, or agreement to do any of the foregoing, if doing so would reasonably be expected to impose any material delay in the obtaining of, or significantly increase the risk of not obtaining, any required approval under the HSR Act and any other applicable Antitrust Laws. Without limiting the foregoing, SPAC and Sponsor shall: (i) promptly inform the other of any communication to or from the U.S. Federal Trade Commission, the U.S. Department of Justice or any other Authority with respect to Antitrust Laws regarding the transactions contemplated by this Agreement; (ii) permit each other to review reasonably in advance any proposed substantive written communication to any such Authority and incorporate reasonable comments thereto; (iii) give the other prompt written notice of the commencement of any Action with respect to such transactions under Antitrust Laws; (iv) not agree to participate in any substantive meeting or discussion with any such Authority in respect of any filing, investigation or inquiry concerning this Agreement or the transactions contemplated by this Agreement with respect to Antitrust Laws unless, to the extent reasonably practicable, it consults with the other party in advance and, to the extent permitted by such Authority, gives the other party the opportunity to attend; (v) keep the other reasonably informed as to the status of any such Action; and (vi) promptly furnish each other with copies of all correspondence, filings (except for filings made under the HSR Act and any other applicable Antitrust Laws) and written communications (and memoranda setting forth the substance of all substantive oral communications) between such party and their Subsidiaries and their respective Representatives and advisors, on one hand, and any such Authority, on the other hand, in each case, with respect to this Agreement and the transactions contemplated by this Agreement with respect to Antitrust Laws; provided that materials required to be supplied pursuant to this section may be redacted (1) to remove references concerning the valuation of Sponsor, (2) as necessary to comply with contractual arrangements, (3) as necessary to comply with applicable Laws, and (4) as necessary to address reasonable privilege or confidentiality concerns; provided further, that a party may reasonably designate any competitively sensitive material provided to another party under this Section 6.7 as “Outside Counsel Only”.

Article VII
COVENANTS OF SPONSOR

7.1 Compliance with Laws; No Insider Trading. During the Interim Period,

(a) Sponsor shall duly observe and conform in all material respects to all applicable Laws, including the Exchange Act, and Orders.

(b) Sponsor shall not, and it shall direct its Representatives to not, directly or indirectly, (i) purchase or sell (including entering into any hedge transaction with respect to) any SPAC Ordinary Shares, SPAC Units, or SPAC Warrants, except in compliance with all applicable securities Laws, including Regulation M under the Exchange Act; (ii) use or disclose or permit any other Person to use or disclose any information that SPAC or its Affiliates has made or makes available to Sponsor and its Representatives in violation of the Exchange Act, the Securities Act or any other applicable securities Law; or (iii) disclose to any third party any non-public information about Sponsor, SPAC, the Contribution or the other transactions contemplated hereby or by any Additional Agreement.

7.2 Commercially Reasonable Efforts to Obtain Consents. Sponsor shall use its commercially reasonable efforts to obtain each Sponsor Consent set forth on Schedule 4.5.

Article VIII
COVENANTS OF ALL PARTIES HERETO

8.1 Commercially Reasonable Efforts; Further Assurances; Governmental Consents.

(a) Subject to the terms and conditions of this Agreement, each party shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable Laws, or as reasonably requested by the other parties, to consummate and implement expeditiously each of the transactions contemplated by this Agreement, including using its commercially reasonable efforts to (i) obtain all necessary actions, nonactions, waivers, consents, approvals and other authorizations from all applicable Authorities prior to the Closing Date; (ii) avoid an Action by any Authority; and (iii) execute and deliver any additional instruments reasonably necessary to consummate the transactions contemplated by this Agreement. The parties shall execute and deliver such other documents, certificates, agreements and other writings and take such other actions as may be reasonably necessary or desirable in order to consummate or implement expeditiously each of the transactions contemplated by this Agreement.

(b) Subject to applicable Laws, each of Sponsor and SPAC agrees to (i) reasonably cooperate and consult with the other regarding obtaining and making all notifications and filings with Authorities, (ii) furnish to the other such information and assistance as the other may reasonably request in connection with its preparation of any notifications or filings, (iii) keep the other reasonably apprised of the status of matters relating to the completion of the transactions contemplated by this Agreement, including promptly furnishing the other with copies of notices and other communications received by such party from, or given by such party to, any third party or any Authority with respect to such transactions, (iv) permit the other party to review and incorporate the other party’s reasonable comments in any communication to be given by it to any Authority with respect to any filings required to be made with, or action or nonactions, waivers, expirations or terminations of waiting periods, clearances, consents or orders required to be obtained from, such Authority in connection with execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and (v) to the extent reasonably practicable, consult with the other in advance of and not participate in any meeting or discussion relating to the transactions contemplated by this Agreement, either in person or by telephone, with any Authority in connection with the proposed transactions unless it gives the other party the opportunity to attend and observe; provided, however, that, in each of clauses (iii) and (iv) above, that materials may be redacted (A) to remove references concerning the valuation of such party and its Affiliates, (B) as necessary to comply with contractual arrangements or applicable Laws, and (C) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns.

(c) During the Interim Period, SPAC, on the one hand, and Sponsor, on the other hand, shall each notify the other in writing promptly after learning of any shareholder demands or other shareholder Action (including derivative claims) relating to this Agreement, any of the Additional Agreements or any matters relating thereto commenced against SPAC, Sponsor or any of their respective Representatives in their capacity as a representative of SPAC or Sponsor (collectively, the “Transaction Litigation”). SPAC shall control the negotiation, defense and settlement of any such Transaction Litigation brought against SPAC or members of the boards of directors of the SPAC, and Sponsor shall control the negotiation, defense and settlement of any such Transaction Litigation brought against Sponsor or any of its members or managers; provided, however, that in no event shall Sponsor or SPAC settle, compromise or come to any arrangement with respect to any Transaction Litigation, or agree to do the same, without the prior written consent of the other party (not to be unreasonably withheld, conditioned or delayed; provided, that it shall be deemed to be reasonable for SPAC (if Sponsor is controlling the Transaction Litigation) or Sponsor (if SPAC is controlling the Transaction Litigation) to withhold, condition or delay its consent if any such settlement or compromise (A) does not provide for a legally binding, full, unconditional and irrevocable release of SPAC (if Sponsor is controlling the Transaction Litigation) or Sponsor and its Subsidiaries and related parties (if SPAC is controlling the Transaction Litigation) and its respective Representative that is the subject of such Transaction Litigation, (B) provides for any non-monetary, injunctive, equitable or similar relief against SPAC (if Sponsor is controlling the Transaction Litigation) or Sponsor and its Subsidiaries and related parties (if SPAC is controlling the Transaction Litigation) or (C) contains an admission of wrongdoing or Liability by SPAC (if Sponsor is controlling the Transaction Litigation) or Sponsor and its Subsidiaries and related parties (if SPAC is controlling the Transaction Litigation) and its respective Representative that is the subject of such Transaction Litigation. SPAC and Sponsor shall each (i) keep the other reasonably informed regarding any Transaction Litigation, (ii) give the other the opportunity to, at its own cost and expense, participate in the defense, settlement and compromise of any such Transaction Litigation and reasonably cooperate with the other in connection with the defense, settlement and compromise of any such Transaction Litigation, (iii) consider in good faith the other’s advice with respect to any such Transaction Litigation and (iv) reasonably cooperate with each other.

8.2 Compliance with SPAC Agreements. Without the prior written consent of Sponsor, during the Interim Period, SPAC shall (a) comply with the Trust Agreement and the Underwriting Agreement, dated as of December 8, 2021, by and between SPAC and Nomura Securities International, Inc., as representative of the IPO underwriters, and (b) enforce the terms of the letter agreement, dated as of December 8, 2021, by and among SPAC, Sponsor and each of the officers and directors of SPAC named therein.

8.3 Confidentiality. Except as necessary to complete the Proxy Statement, the other Offer Documents or any Additional SPAC SEC Documents, from and after the date hereof until the Closing Date, each party hereto agrees to, and will cause its respective Affiliates to, hold in strict confidence, and will not use to the detriment of any other party or any of its Affiliates, all confidential and proprietary information with respect to Sponsor or SPAC, as applicable. Without limiting the generality of the foregoing, each party hereto agrees, covenants and acknowledges that, from and after the date hereof until the Closing Date, it will not, and will cause its Affiliates not to, disclose, give, sell, use, or otherwise divulge any confidential or proprietary information (including but not limited to any technology, process, trade secrets, know-how, other intellectual property rights, strategies, financial statements or other financial information not otherwise publicly available, forecasts, operations, business plans, prices, discounts, products, product specifications, designs, plans, data or ideas). Each party hereto will not distribute any information with respect to Sponsor or SPAC, as applicable (including any confidential or secret information referred to in the next preceding sentence) to any of its Affiliates unless such Affiliate agrees in writing to be bound by the provisions of this Section 8.3. Notwithstanding the foregoing, each party hereto may disclose and use such information (i) if compelled to disclose the same by judicial or administrative process or by other requirements of applicable Law (but subject to the following provisions of this Section 8.3) or such disclosure is necessary so that such party does not commit a violation of the rules of any securities exchange or is necessary or appropriate in connection with any legal proceeding, (ii) if the same currently is, or hereafter is, in the public domain through no fault of such party or any of its Affiliates, (iii) if the same is later acquired by such party from another source and such party is not aware that such source is under an obligation to another Person to keep such information confidential, or (iv) if the same is independently developed by such party without reference thereto or reliance thereon. If any party hereto or any of its Affiliates is requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) to disclose any such information, such party shall (unless expressly prohibited by applicable Law) provide the other parties with prompt written notice of any such request or requirement so that any such other party may seek, at its expense, a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 8.3. If, in the absence of a protective order or other remedy or the receipt of a waiver by the other parties, the disclosing party nonetheless is required to disclose such information to any tribunal, the disclosing party, without liability hereunder, may disclose that portion of such information that it is legally required to disclose.

8.4 Directors’ and Officers’ Indemnification and Liability Insurance.

(a) All rights to indemnification for acts or omissions occurring through the Closing Date now existing in favor of the current directors and officers of SPAC and Persons who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of SPAC, as provided in its organizational documents or in any indemnification agreements, shall survive the Closing and shall continue in full force and effect in accordance with their terms. For a period of six (6) years after the Closing Date, SPAC shall cause the organizational documents of SPAC to contain provisions no less favorable with respect to exculpation and indemnification of and advancement of expenses than are set forth as of the date of this Agreement in the organizational documents of SPAC, to the extent permitted by applicable Laws.

(b) The provisions of this Section 8.4 are intended to be for the benefit of, and shall be enforceable by, each Person who will have been a director or officer of SPAC for all periods ending on or before the Closing Date and may not be changed with respect to any officer or director without his or her written consent.

8.5 SPAC Public Filings. During the Interim Period, SPAC will keep current and timely file all of its public filings with the SEC and otherwise comply in all material respects with applicable securities Laws.

Article IX
CONDITIONS TO CLOSING

9.1 Condition to the Obligations of the Parties. The obligations of all of the parties to consummate the Closing are subject to the satisfaction at or prior to the Closing of all the following conditions:

(a) No provisions of any applicable Law and no Order shall restrain or prohibit or impose any condition on the consummation of the transactions contemplated hereby, including the Contribution.

(b) (i) All applicable waiting periods, if any, under the HSR Act and any other applicable Antitrust Laws with respect to the Contribution shall have expired or been terminated, and (ii) each consent, approval or authorization of any Authority required of SPAC, Sponsor or any of their respective Subsidiaries to consummate the Contribution under applicable Antitrust Laws shall have been obtained and shall be in full force and effect.

(c) There shall not be any Action brought by any Authority to enjoin or otherwise restrict the consummation of the Closing.

(d) Each of the SPAC Proposals shall have been approved at the SPAC Shareholder Meeting.

(e) SPAC shall have obtained an opinion from KISSPatent Europe BV that the Contribution is fair to SPAC from a financial point of view.

9.2 Conditions to Obligations of SPAC. The obligation of SPAC to consummate the Closing is subject to the satisfaction, or the waiver in SPAC’s sole and absolute discretion, at or prior to the Closing of all the following further conditions:

(a) Sponsor shall have duly performed or complied with, in all material respects, all of its obligations hereunder required to be performed or complied with (without giving effect to any materiality or similar qualifiers contained therein) by Sponsor at or prior to the Closing Date.

(b) The representations and warranties of Sponsor contained in this Agreement (disregarding all qualifications contained therein relating to materiality), other than the Sponsor Fundamental Representations, shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, as if made at and as of such date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects at and as of such earlier date).

(c) The Sponsor Fundamental Representations (disregarding all qualifications and exceptions contained therein relating to materiality) shall be true and correct in all respects at and as of the date of this Agreement and as of the Closing Date, as if made as of such date (except to the extent that any such representation and warranty is expressly made as of a specific date, in which case such representation and warranty shall be true and correct at and as of such specific date), other than de minimis inaccuracies.

(d) SPAC shall have received a certificate, dated as of the Closing Date, signed by the manager of Sponsor certifying the accuracy of the provisions of the foregoing clauses (a), (b) and (c) of this Section 9.2.

(e) MindMaze shall have executed and delivered to Sponsor the Assignment of Patent Rights, substantially in the same form as set forth in Exhibit B attached to the Patent Purchase Agreement (the “Assignment of Patent Rights”).

(f) Sponsor shall have recorded the Assignment of Paten Rights with the authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of recording Sponsor’s ownership or interests therein.

(g) MindMaze shall have executed and delivered to SPAC an extension for the payment of the MindMaze IP Purchase Price, in form and substance reasonably acceptable to SPAC (the “MindMaze IP Payment Extension”.

(h) Sponsor shall have caused MindMaze to execute and deliver to SPAC a consent to assignment of the Patent Purchase Agreement from Sponsor to SPAC, in form and substance reasonably acceptable to SPAC (the “Consent to Assignment”).

(i) Sponsor shall have executed and delivered to SPAC assignments of the Contributed Assets, including an assignment of patent rights for the MindMaze IP, in form and substance reasonably acceptable to SPAC (the “Assignment Documents”).

(j) Sponsor shall have executed and delivered to SPAC a copy of each Additional Agreement to which Sponsor is a party.

9.3 Conditions to Obligations of Sponsor. The obligations of Sponsor to consummate the Closing is subject to the satisfaction, or the waiver in Sponsor’s sole and absolute discretion, at or prior to the Closing of all of the following further conditions:

(a) SPAC shall have duly performed or complied with, in all material respects, all of its obligations hereunder required to be performed or complied with (without giving effect to any materiality or similar qualifiers contained therein) by SPAC at or prior to the Closing Date.

(b) The representations and warranties of SPAC contained in this Agreement (disregarding all qualifications contained therein relating to materiality), other than the SPAC Fundamental Representations, shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, as if made at and as of such date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects at and as of such earlier date).

(c) The SPAC Fundamental Representations shall be true and correct in all respects at and as of the date of this Agreement and as of the Closing Date, as if made as of such date (except to the extent that any such representation and warranty is expressly made as of a specific date, in which case such representation and warranty shall be true and correct at and as of such specific date), other than de minimis inaccuracies.

(d) Sponsor shall have received a certificate, dated as of the Closing Date, signed by the Chief Executive Officer of SPAC accuracy of the provisions of the foregoing clauses (a), (b) and (c) of this Section 9.3.

(e) Sponsor shall have received from SPAC an assumption agreement for the Assumed Liabilities, in form and substance reasonably acceptable to SPAC (the “Assumption Agreement”).

(f) The Amended SPAC Articles shall have been filed with, and declared effective by, the Cayman Registrar.

(g) SPAC shall have executed and delivered to Sponsor a warrant exchange agreement for the exchange of the SPAC Private Warrants for SPAC Ordinary Shares, in form and substance reasonably acceptable to Sponsor (the “Warrant Exchange Agreement”)

(h) SPAC shall have executed and delivered to Sponsor a copy of each Additional Agreement to which SPAC is a party.

Article X
TERMINATION

10.1 Termination Without Default.

(a) In the event that the Closing of the transactions contemplated hereunder has not occurred on or before the latest of (i) December 13, 2024 and (ii) if one or more extensions to a date following December 13, 2024 are obtained at the election of SPAC, with SPAC shareholder vote, in accordance with the SPAC Articles, the last date for SPAC to consummate a Business Combination pursuant to such extensions (the “Outside Closing Date”), then SPAC or Sponsor, as applicable, shall have the right, at its sole option, to terminate this Agreement.

(b) In the event an Authority shall have issued an Order or enacted a Law, having the effect of permanently restraining, enjoining or otherwise prohibiting the Contribution, which Order or Law is final and non-appealable, SPAC or Sponsor shall have the right, at its sole option, to terminate this Agreement without liability to the other party.

(c) This Agreement may be terminated at any time by mutual written consent of SPAC and Sponsor duly authorized by each of their respective boards of directors or managers, as applicable.

10.2 Termination Upon Default.

(a) SPAC may terminate this Agreement by giving notice to Sponsor, without prejudice to any rights or obligations SPAC may have at any time prior to the Closing Date if (x) Sponsor shall have breached any representation, warranty, agreement or covenant contained herein to be performed on or prior to the Closing Date, which has rendered or would reasonably be expected to render the satisfaction of any of the conditions set forth in Section 9.2(a) or 9.2(b) impossible; (y) such breach cannot be cured or is not cured by the earlier of the Outside Closing Date and thirty (30) days following receipt by Sponsor of a written notice from SPAC describing in reasonable detail the nature of such breach.

(b) Sponsor may terminate this Agreement by giving notice to SPAC, without prejudice to any rights or obligations Sponsor may have, if: (i) SPAC shall have breached any of its covenants, agreements, representations, and warranties contained herein to be performed on or prior to the Closing Date, which has rendered or reasonably would render the satisfaction of any of the conditions set forth in Section 9.3(a) or 9.3(b) impossible; and (ii) such breach cannot be cured or is not cured by the earlier of the Outside Closing Date and thirty (30) days following receipt by SPAC of a written notice from Sponsor describing in reasonable detail the nature of such breach.

10.3 Effect of Termination. If this Agreement is terminated pursuant to this Article X (other than termination pursuant to Section 10.1(c)), this Agreement shall become void and of no further force or effect without liability of any party (or any shareholder, director, officer, employee, Affiliate, agent, consultant or representative of such party) to the other parties hereto; provided that, if such termination shall result from the willful breach by a party or its Affiliate of its covenants and agreements hereunder or fraud in connection with the transactions contemplated by this Agreement, such party shall not be relieved of liability to the other parties for any such willful breach or fraud. The provisions of Section 8.3, this Section 10.3 and Article XI shall survive any termination hereof pursuant to this Article X.

Article XI
MISCELLANEOUS

11.1 Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand, electronic mail or nationally recognized overnight courier service, by 5:00 PM on a Business Day, addressee’s day and time, on the date of delivery, and if delivered after 5:00 PM, on the first Business Day, addressee’s day and time, after such delivery; (b) if by email, on the date of transmission with affirmative confirmation of receipt; or (c) three (3) Business Days after mailing by prepaid certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

if to SPAC:

Genesis Growth Tech Acquisition Corp.

Bahnhofstrasse 3, 6052 Hergiswil

Nidwalden, Switzerland

Attn: Eyal Perez, Chief Executive Officer

E-mail: ep@genfunds.com

with a copy (which shall not constitute notice) to:

Loeb & Loeb LLP
345 Park Ave.
New York, NY 10154
Attention: Mitchell S. Nussbaum
E-mail: mnussbaum@loeb.com

if to Sponsor, to:

Genesis Growth Tech LLC

SIX, 2nd Floor, Cricket Square

PO Box 2681

Grand Cayman KY1-1111

Cayman Islands

Attn: Eyal Perez, Manager and Managing Member

E-mail: ep@genfunds.com

with a copy (which shall not constitute notice) to:

Jean Reimann

Etude de Me C. Aberle

Route de Malagnou 32

1208 Geneva

Switzerland

Email: jr@jrlaw.ch

11.2 Amendments; No Waivers; Remedies.

(a) This Agreement cannot be amended, except by a writing signed by each party, and cannot be terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

(b) Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a party waives or otherwise affects any obligation of that party or impairs any right of the party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(c) Except as otherwise expressly provided herein, no statement herein of any right or remedy shall impair any other right or remedy stated herein or that otherwise may be available.

(d) Notwithstanding anything to the contrary contained herein, no party shall seek, nor shall any party be liable for, punitive or exemplary damages under any tort, contract, equity or other legal theory with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

11.3 Arm’s Length Bargaining; No Presumption Against Drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the parties, and no such relationship otherwise exists. No presumption in favor of or against any party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

11.4 Publicity. Except as required by Law or applicable stock exchange rules and except with respect to the Additional SPAC SEC Documents, the parties agree that neither they nor their Representatives shall issue any press release or make any other public disclosure concerning the transactions contemplated hereunder without the prior approval of the other party hereto. If a party is required to make such a disclosure as required by Law or applicable stock exchange rules, the party making such determination will, if practicable in the circumstances, use reasonable commercial efforts to allow the other party reasonable time to comment on such disclosure in advance of its issuance.

11.5 Expenses The costs and expenses in connection with this Agreement and the transactions contemplated hereby shall be paid by SPAC after the Closing. If the Closing does not take place, each party shall be responsible for its own expenses.

11.6 No Assignment or Delegation. No party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law or otherwise, without the written consent of the other party; provided, however, that Purchase shall have the right without the consent of the other party to cause a wholly-owned Subsidiary to effect the Contribution at the Closing, but no such assignment shall relieve SPAC from its obligations hereunder. Any purported assignment or delegation without such consent shall be void.

11.7 Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby, including the applicable statute of limitations, shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the Cayman Islands or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of New York.

11.8 Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

11.9 Entire Agreement. This Agreement, together with the Additional Agreements, sets forth the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein. No provision of this Agreement or any Additional Agreement may be explained or qualified by any agreement, negotiations, understanding, discussion, conduct or course of conduct or by any trade usage. Except as otherwise expressly stated herein or in any Additional Agreement, there is no condition precedent to the effectiveness of any provision hereof or thereof.

11.10 Severability. A determination by a court or other legal authority that any provision that is not of the essence of this Agreement is legally invalid shall not affect the validity or enforceability of any other provision hereof. The parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

11.11 Further Assurances. Each party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Agreement.

11.12 Third Party Beneficiaries. Except as provided in Section 8.4 and Section 11.20, neither this Agreement nor any provision hereof confers any benefit or right upon or may be enforced by any Person not a signatory hereto.

11.13 Waiver. Reference is made to the final prospectus of SPAC, dated December 8, 2021 (the “Prospectus”). Sponsor has read the Prospectus and understands that SPAC has established the Trust Account for the benefit of the public shareholders of SPAC and the underwriters of the IPO pursuant to the Trust Agreement and that, except for a portion of the interest earned on the amounts held in the Trust Account, SPAC may disburse monies from the Trust Account only for the purposes set forth in the Trust Agreement. For and in consideration of SPAC agreeing to enter into this Agreement, Sponsor hereby agrees that it does not now and shall not at any time hereafter prior to the Closing have any right, title, interest or claim of any kind in or to any monies in the Trust Account as a result of, or arising out of, any negotiations, contracts or agreements with SPAC and hereby agrees that it will not seek recourse against the Trust Account for any reason.

11.14 No Other Representations; No Reliance.

(a) NONE OF SPONSOR NOR ANY OF ITS REPRESENTATIVES HAS MADE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER RELATING TO SPONSOR OR THE MINDMAZE IP OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT, OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN Article IV, IN EACH CASE, AS MODIFIED BY THE DISCLOSURE SCHEDULES. Without limiting the generality of the foregoing, neither Sponsor nor any of its Representatives has made, and shall not be deemed to have made, any representations or warranties in the materials relating to Sponsor made available to SPAC and its Representatives, including due diligence materials, or in any presentation of the business of Sponsor by management of Sponsor or others in connection with the transactions contemplated hereby, and no statement contained in any of such materials or made in any such presentation shall be deemed a representation or warranty hereunder or otherwise or deemed to be relied upon by SPAC in executing, delivering and performing this Agreement, the Additional Agreements or the transactions contemplated hereby or thereby, in each case except for the representations and warranties set forth in Article IV as modified by the disclosure schedules. It is understood that any cost estimates, projections or other predictions, any data, any financial information or any memoranda or offering materials or presentations, including any offering memorandum or similar materials made available by Sponsor or its Representatives are not and shall not be deemed to be or to include representations or warranties of Sponsor, and are not and shall not be deemed to be relied upon by SPAC in executing, delivering and performing this Agreement, the Additional Agreement and the transactions contemplated hereby or thereby, in each case except for the representations and warranties set forth in Article IV, in each case, as modified by the disclosure schedules. Except for the specific representations and warranties expressly made by Sponsor in Article IV, in each case as modified by the disclosure schedules: (a) SPAC acknowledges and agrees that: (i) neither Sponsor nor any of its Representatives is making or has made any representation or warranty, express or implied, at law or in equity, in respect of Sponsor, the business, assets, liabilities, operations, prospects or condition (financial or otherwise) of Sponsor, the nature or extent of any liabilities of Sponsor, the effectiveness or the success of any operations of Sponsor or the accuracy or completeness of any confidential information memoranda, projections, forecasts or estimates of earnings, or other information (financial or otherwise) regarding Sponsor furnished to SPAC or its respective Representatives or made available to SPAC and its Representatives in any “data rooms,” “virtual data rooms,” management presentations or any other form in expectation of, or in connection with, the transactions contemplated hereby, or in respect of any other matter or thing whatsoever; and (ii) no Representative of Sponsor has any authority, express or implied, to make any representations, warranties or agreements not specifically set forth in Article IV and subject to the limited remedies herein provided; (b) SPAC specifically disclaims that it is relying upon or has relied upon any such other representations or warranties that may have been made by any Person, and acknowledges and agrees that Sponsor has specifically disclaimed and does hereby specifically disclaim any such other representation or warranty made by any Person; and (c) none of Sponsor nor any other Person shall have any liability to SPAC or any other Person with respect to any such other representations or warranties, including projections, forecasts, estimates, plans or budgets of future revenue, expenses or expenditures, future results of operations, future cash flows or the future financial condition of Sponsor or the future business, operations or affairs of Sponsor.

(b) NONE OF SPAC NOR ANY OF ITS REPRESENTATIVES HAS MADE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER RELATING TO SPAC OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT, OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN Article V, IN EACH CASE, AS MODIFIED BY THE DISCLOSURE SCHEDULES TO THIS AGREEMENT AND THE SPAC SEC DOCUMENTS. Without limiting the generality of the foregoing, neither SPAC nor any of its Representatives has made, and shall not be deemed to have made, any representations or warranties in the materials relating to SPAC made available to Sponsor and its Representatives, including due diligence materials, or in any presentation of the business of SPAC by management of SPAC or others in connection with the transactions contemplated hereby, and no statement contained in any of such materials or made in any such presentation shall be deemed a representation or warranty hereunder or otherwise or deemed to be relied upon by Sponsor in executing, delivering and performing this Agreement, the Additional Agreements or the transactions contemplated hereby or thereby, in each case except for the representations and warranties set forth in Article V as modified by the disclosure schedules and the SPAC SEC Documents. It is understood that any cost estimates, projections or other predictions, any data, any financial information or any memoranda or offering materials or presentations, including any offering memorandum or similar materials made available by SPAC or its Representatives are not and shall not be deemed to be or to include representations or warranties of SPAC, and are not and shall not be deemed to be relied upon by Sponsor in executing, delivering and performing this Agreement, the Additional Agreement and the transactions contemplated hereby or thereby, in each case except for the representations and warranties set forth in Article V, in each case, as modified by the disclosure schedules and the SPAC SEC Documents. Except for the specific representations and warranties expressly made by SPAC in Article V, in each case as modified by the disclosure schedules and SPAC SEC Documents: (a) Sponsor acknowledges and agrees that: (i) neither SPAC or any of its Representatives is making or has made any representation or warranty, express or implied, at law or in equity, in respect of SPAC, the business, assets, liabilities, operations, prospects or condition (financial or otherwise) of SPAC, the nature or extent of any liabilities of SPAC, the effectiveness or the success of any operations of SPAC or the accuracy or completeness of any confidential information memoranda, projections, forecasts or estimates of earnings, or other information (financial or otherwise) regarding SPAC furnished to Sponsor or its Representatives or made available to Sponsor and its Representatives in any “data rooms,” “virtual data rooms,” management presentations or any other form in expectation of, or in connection with, the transactions contemplated hereby, or in respect of any other matter or thing whatsoever; and (ii) no Representative of SPAC has any authority, express or implied, to make any representations, warranties or agreements not specifically set forth in Article V and subject to the limited remedies herein provided; (b) each of Sponsor specifically disclaims that it is relying upon or has relied upon any such other representations or warranties that may have been made by any Person, and acknowledges and agrees that SPAC has specifically disclaimed and does hereby specifically disclaim any such other representation or warranty made by any Person; and (c) none of the SPAC nor any other Person shall have any liability to Sponsor or any other Person with respect to any such other representations or warranties, including projections, forecasts, estimates, plans or budgets of future revenue, expenses or expenditures, future results of operations, future cash flows or the future financial condition of SPAC or the future business, operations or affairs of SPAC.

11.15 Waiver of Jury Trial. THE PARTIES EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING (I) ARISING UNDER THIS AGREEMENT OR UNDER ANY ADDITIONAL AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO OR THERETO OR ANY FINANCING IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH PROCEEDING SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.15.

11.16 Submission to Jurisdiction. Subject to the provisions of Section 11.17, each of the parties irrevocably and unconditionally submits to the exclusive jurisdiction of the state and federal courts located in the City of New York (or any appellate courts thereof), for the purposes of any Action (a) arising under this Agreement or under any Additional Agreement or (b) in any way connected with or related or incidental to the dealings of the parties in respect of this Agreement or any Additional Agreement or any of the transactions contemplated hereby or thereby, and irrevocably and unconditionally waives any objection to the laying of venue of any such Action in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action has been brought in an inconvenient forum. Each party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action (i) arising under this Agreement or under any Additional Agreement or (ii) in any way connected with or related or incidental to the dealings of the parties in respect of this Agreement or any Additional Agreement or any of the transactions contemplated hereby or thereby, (A) any claim that it is not personally subject to the jurisdiction of the courts as described in this Section 11.16 for any reason, (B) that it or its property is exempt or immune from the jurisdiction of any such court or from any Action commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the Action in any such court is brought in an inconvenient forum, (y) the venue of such Action is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each party agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 11.1 shall be effective service of process for any such Action.

11.17 Arbitration .. Any and all disputes, controversies and claims (other than applications for a temporary restraining order, preliminary injunction, permanent injunction or other equitable relief or application for enforcement of a resolution under this Section 11.17), arising out of, related to, or in connection with this Agreement, any Additional Agreement or the transactions contemplated hereby or thereby (a “Dispute”) shall be governed by this Section 11.17. A party must, in the first instance, provide written notice of any Disputes to the other parties subject to such Dispute, which notice must provide a reasonably detailed description of the matters subject to the Dispute. The parties involved in such Dispute shall seek to resolve the Dispute on an amicable basis within ten (10) Business Days of the notice of such Dispute being received by such other parties subject to such Dispute (the “Resolution Period”); provided, that if any Dispute would reasonably be expected to have become moot or otherwise irrelevant if not decided within sixty (60) days after the occurrence of such Dispute, then there shall be no Resolution Period with respect to such Dispute. Any Dispute that is not resolved during the Resolution Period may immediately be referred to the American Arbitration Association (the “AAA”) and finally resolved by arbitration pursuant to the then-existing Expedited Procedures (as defined in the AAA Procedures) of the Commercial Arbitration Rules (the “AAA Procedures”) of the AAA. Any party involved in such Dispute may submit the Dispute to the AAA to commence the proceedings after the Resolution Period. To the extent that the AAA Procedures and this Agreement are in conflict, the terms of this Agreement shall control. The arbitration shall be conducted by one arbitrator nominated by the AAA promptly (but in any event within five (5) Business Days) after the submission of the Dispute to the AAA and reasonably acceptable to each party subject to the Dispute, which arbitrator shall be a commercial lawyer with substantial experience arbitrating disputes under acquisition agreements. The arbitrator shall accept his or her appointment and begin the arbitration process promptly (but in any event within five (5) Business Days) after his or her nomination and acceptance by the parties subject to the Dispute. The proceedings shall be streamlined and efficient. The arbitrator shall decide the Dispute in accordance with the substantive law of the State of New York. Time is of the essence. Each party subject to the Dispute shall submit a proposal for resolution of the Dispute to the arbitrator within twenty (20) days after confirmation of the appointment of the arbitrator. The arbitrator shall have the power to order any party to do, or to refrain from doing, anything consistent with this Agreement, the Additional Agreements and applicable Laws, including to perform its contractual obligation(s); provided, that the arbitrator shall be limited to ordering pursuant to the foregoing power (and, for the avoidance of doubt, shall order) the relevant party (or parties, as applicable) to comply with only one or the other of the proposals. The arbitrator’s award shall be in writing and shall include a reasonable explanation of the arbitrator’s reason(s) for selecting one or the other proposal. The seat of arbitration shall be in the City of New York. The language of the arbitration shall be English.

11.18 Attorneys’ Fees. In the event of any legal action initiated by any party arising under or out of, in connection with or in respect of, this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and expenses incurred in such action, as determined and fixed by the court.

11.19 Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their respective obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the transactions contemplated by this Agreement) in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

11.20 Non-Recourse. This Agreement may be enforced only against, and any dispute, claim or controversy based upon, arising out of or related to this Agreement or the transactions contemplated hereby may be brought only against, the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth in this Agreement with respect to such party. No past, present or future director, officer, employee, incorporator, member, partner, shareholder, agent, attorney, advisor, lender or representative or Affiliate of any named party to this Agreement (which Persons are intended third party beneficiaries of this Section 11.20) shall have any liability (whether in contract or tort, at law or in equity or otherwise, or based upon any theory that seeks to impose liability of an entity party against its owners or Affiliates) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of such named party or for any dispute, claim or controversy based on, arising out of, or related to this Agreement or the transactions contemplated hereby.

[The remainder of this page intentionally left blank; signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

SPAC:

GENESIS GROWTH TECH ACQUISITION CORP.

By:	/s/ Eyal Perez
	Name:	Eyal Perez
	Title:	Chief Executive Officer

SPONSOR:

GENESIS GROWTH TECH LLC

By:	/s/ Eyal Perez
	Name:	Eyal Perez
	Title:	Manager and Managing Member

[Signature page to Contribution and Business Combination Agreement]